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                                                                    Exhibit 99.1


                  [KCSA PUBLIC RELATIONS WORLDWIDE LETTERHEAD]


FOR:        SIMON WORLDWIDE, INC.
CONTACT:    Todd Fromer/ Erika Levy
            KCSA Worldwide
            212-682-6300 ext. 215/208

                     SIMON WORLDWIDE DELAYS FILING FORM 10-Q


     LOS ANGELES, CA, AUGUST 14, 2002--SIMON WORLDWIDE, INC. (OTC BB: SWWI.PK), announced today that it would delay the filing of its quarterly report on Form 10-Q for the quarter ending June 30, 2002, which was due August 14, 2002.

     The principal reason for the delay is that the Company's new auditors BDO Seidman LLP, who recently replaced the Company's previous auditors, recently advised the Company that they have had insufficient time to complete the necessary review of the Company's financial statements to be included in the report. The delay will also enable the Company to complete a valuation of its most substantial investment, an indirect stake in Alliance Entertainment Corp. ("Alliance").

     According to recent published reports, Alliance is a party to a merger agreement with Liquid Audio, Inc. (NASDAQ: LQID). Further analysis of the proposed transaction will allow the Company to quantify the extent of the impairment of the Alliance investment, which the Company believes has occurred.

     The Company expects to file its second quarter report on Form 10-Q promptly after the foregoing has been completed.

     This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in the Company's Amended Cautionary Statement filed as Exhibit 99.1 to the Company's 2001 Annual Report on Form 10-K. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.

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